BERNARD & YAM, LLP

140-75 Ash Avenue, Suite 2D,

Flushing, NY 11355

Phone: 212-219-7783

Facsimile: 212-219-3604

January 29, 2015

United States Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C.   20549

Ladies and Gentlemen:

                We have acted as counsel to Taxus Pharmaceuticals Holdings, Inc.,  a New York corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale of up to 1,500,000  shares of common stock of the Company, par value $0.00001 per share (“Shares”) that may be sold from time to time by the Selling Stockholders.

                We have examined the Registration Statement and a form of the Articles of Incorporation (the “Articles”), which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

                In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares being offered and registered are legally issued, fully paid and non-assessable.

This opinion opines upon New York law, including the statutory provisions as well as all applicable provisions of the New York constitution and reported decisions interpreting the laws.

                We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Bernard & Yam, LLP

Bernard & Yam, LLP